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Exhibit 11.1

        GRUPO CLARÍN

POLICIES AND PROCEDURES

Code: MC-RH-P001-01
Issue Date: 01/01/2001

HUMAN RESOURCES

ETHICS POLICY AND CONFLICTS OF INTEREST

Scope: Multicanal and its controlled companies

Improvement of Processes and Results—MULTICANAL

1.     GENERAL

1.1.    Purpose

  To set the general guidelines that must govern the conduct of all members of MULTICANAL and its controlled companies (MC), providing criteria for the making of decisions in the performance of their functions.

1.2.    Background

  This policy was prepared based on the provisions of the General Policy of Human Resources of the Action Guide.

1.3.    Scope and sectors of application

  This policy is applicable to all Business Units of Multicanal (MC) and its controlled companies.

  Such guidelines are based on the responsibility of employees to the Company and constitute a rule for the performance of their labor obligations.

  This document does not cover all conduct situations, as in addition to those conduct rules emanating from common sense, there are in the Company other guidelines contemplated in specific rules and procedures that have to be complied with by all employees.

  Any violation of this rule will subject the defaulting party to the corresponding disciplinary sanction depending on the seriousness of the fault committed.

1.4.    Effect

  This policy will be applicable as from January 1, 2001.

1.5.    Sector of Origin

  This work has been jointly prepared by MC's Department of Human Resources and Control of Operating Practices.

1.6.    Issuing Authority

  This document is issued by MC's Department of Control of Operating Practices.

2.     POLICY

2.1.    Ethics policy and conflicts of interest

      2.1.1.    General

      All persons working at MC shall avoid situations where the personal interests could conflict or appear to conflict with the interests of MC. The business criterion used in negotiating with third parties on behalf of MC must not be influenced by one's own personal interest.

      It is MC's policy to maintain the highest level of integrity and to apply it uniformly. To preserve such integrity, employees should seek to deal with customers and suppliers whose standards of integrity are also high. No business plan or individual proposal may be accepted if it jeopardizes such integrity.

      2.1.2.    Principles and objectives:

      MC formally adheres to the following principles and objectives for the conduct of its business and related activities:

      The Organization:

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      To achieve the best possible development of the Company and optimize the return of the invested capital, within the healthiest principles of fair and free competition, conducting its business in an ethical and honest manner.

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      To conceive the Company as a competitive company both locally and internationally, creating a culture of constant improvement fundamentally focused on satisfying the needs of customers.

      Its Customers:

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      To provide quality products and services at competitive costs, in order to satisfy market requirements.

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      To strive to use the latest technologies compatible with such requirements and to encourage research aimed at their constant improvement.

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      To develop commercial relations within the strictest ethical criteria.

      Its Employees:

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      To develop an organizational environment of mutual respect, complying with all of the Company's legal obligations, and at the same time allowing the development and growth of its human resources, in a healthy and safe working environment ensuring greater overall efficiency.

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      To create at all levels a culture privileging the defense of the Company's interests and the protection of its confidential and strategic information.

      The Community:

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      To provide dignifying job opportunities to the community.

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      To participate in public welfare activities relating to educational, cultural and social issues without adopting paternalistic attitudes towards the beneficiaries thereof.

      Suppliers and Contractors:

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      To handle relationships with suppliers and contractors with the same ethics and correctness with which the Company wishes to be treated itself, including in connection with contractual terms and payment conditions and to create a culture to provide for such treatment, being essential that all suppliers that compete to negotiate with the Company trust in the selection and decision-making procedures.

      •
      To implement rules governing the relationship with suppliers and contractors.

      2.1.3.    Basic conduct principles in the relationship with employees

      Treatment of superiors:

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      The relationship with superiors must be based on mutual respect and trust. Each employee and his/her boss are a team whose purpose is to achieve the goals and objectives set by the Company. Each employee is as responsible as its superior for ensuring open, timely and sincere communications.

      Treatment of dependants:

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      The relationship with persons under an employee's supervision must be an example of decency, fairness and integrity. As a leader, he/she is responsible for a clear definition and transmission of the objectives to be achieved, the stated performance standards, and creating a pleasant team work environment.

      Treatment of peers:

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      The relationship with peers must be that of a member of a winning team. Employees must work in harmony and having in mind their common goals as our Company's driving force.

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      For the relationship of this dynamic group to be effective, each member thereof has to perform its functions and ensure that the others do too. This implies providing the necessary support at all levels to complete the work.

      2.1.4.    Basic conduct principles in political and governmental relations

      Political relations:

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      The Company's funds and assets must not be used to contribute to political campaigns of any nature, whether national, provincial, municipal or relating to trade unions. This prohibition not only includes direct contributions, but also the provision of indirect assistance or help by means of the delivery of equipment or services. This limitation only covers the direct or indirect use of the Company's funds or assets for political purposes and is not intended to prevent personal contributions to the candidate or party of the employee's preference.

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      The Company may not compensate or reimburse any employee or related individual in any way whatsoever, whether directly or indirectly, for any political contributions that these persons have made or have the intention to make.

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      MC's employees may, in their individual capacity, make contributions to the candidates or parties of their liking. A personal contribution is the responsibility of the respective individual and it is at its own expense.

      Relations with the Government:

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      No employee of MC may seek the influence of any government employee by offering him/her any gift or proposing any other illegal act. This is applicable at all Company levels.

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      The relationships of the Company with governmental entities and officials are maintained within the legal framework. The Company's policy and the law prevent employees from making any payment or offer, whether or not in cash and whether directly or indirectly through third parties, to any official in order to induce him to influence any governmental decision or act or to help the Company to obtain or maintain its businesses.

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      Employees must always be straightforward and honest in dealing and communicating with Government employees. Any misrepresentation, made either knowingly or willfully (whether oral or written), and in particular any misrepresentation made under oath, may expose both the Company and its employees to serious penalties.

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      MC has no liability or obligation in respect of this kind of help. In addition, any personal contribution must not be done with the intent to assist MC or any of the companies of the group to obtain or maintain its businesses.

      2.1.5.    Ethics in the conduction of business

      The ethical criteria defined by MC are closely related to the integrity and good faith with which all its businesses and community relations are conducted and handled. In line with this philosophy, MC's policy is focused on faithfully and respectfully performing all legal obligations to which it is subject, which may never and under any circumstance be violated. Furthermore, it must strictly comply with all the responsibilities which, as a corporation, it has to its employees and the community in which it conducts its business.

      Although the basic conduct criteria are expressed in these concepts, that is not sufficient to create a moral awareness and the consequent ethical conduction of all the Organization and its members, who must never depart from this policy, let alone seek to benefit the Organization by violating same.

      Therefore, it is necessary to point out that these principles must be known and accepted by each employee as a fundamental requirement for the performance of their functions.

      The corresponding supervisors must set the example and ensure that these principles have been clearly acknowledged and understood. It is also their responsibility to immediately notify any situation altering or impairing same.

      This policy ratifies the Company's position on the matter and it should be immediately applied.

      The Company reserves the right to amend, totally or partially, this Policy, as it may deem advisable.

      2.1.6.    Conflicts of Interest

      The Policy of the Company in respect of conflicts of interest is mainly intended to avoid the collision of the Company's interests with the personal interests of its employees or their direct relatives.

      A potential conflict of interest is deemed to exist in those cases where an employee or his/her direct relatives have a direct or indirect interest in any transaction, proposed transaction or decision involving MC, and where such interest is of a scale or nature that may affect the objectivity of our decision.

      To determine if a conflict of interest exists or appears to exist, there must be objective grounds to believe that:

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      The commercial nature of the business relationship has been violated;

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      Business is done with MC on the basis of friendship, family relationship and/or giving and/or receiving gifts and/or favors.

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      MC's resources are available to maintain the personal activities of an employee or group of employees.

      Although it is impossible to list all the situations where there may be a collision with the principles of this Policy, below are some examples of conflict situations:

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      No manager or employee of the Company may have a direct or indirect interest in companies, entities or persons providing consulting or advisory services to or doing business with MC, when the decisions and/or actions of such employee may be influenced by such interest.

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      No manager and/or employee of MC may hold any position or be a member of the board of directors of any company doing business with MC, nor perceive any commissions or fees therefrom or act as advisor thereof without the prior authorization, given by a reliable method, of MC's Human Resources Manager or the General Manager if he/she holds such position.

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      MC's managers or employees may not favor or encourage the Company's participation in businesses or transactions with companies where they or their relatives have any relevant share or financial interest without first informing such situation by a reliable method to MC.

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      No employee may accept, under any circumstance, any gifts, payments, fees, special loans, trips or any other gift or privilege which may derive from the relationship with organizations having or seeking to have a commercial relationship with the Company.

      Regarding the offer and receipt of gifts, entertainment or similar things from companies, customers, suppliers and other individuals and entities having a relationship with MC, there is a limit established depending on the characteristics of the gift, beyond which the commercial relationship is adversely affected. In this last case the acceptance thereof may be interpreted as bribery. The above limit is fixed in the amount of one hundred Pesos ($100) per year. The receipt of any tips is hereby forbidden in all circumstances.

      No payments, grants or gifts may be made in order to influence commercial or other decisions.

      Notice by a reliable method to MC shall mean a notice made in writing and sealed as received or sent by e-mail (return receipt requested), delivered and/or addressed to the Human Resources Manager of MSO.

      2.1.7.    Relevant Information

      As MC is subject to the public offering regime of negotiable obligations in Argentina and also subject to reporting to the Securities and Exchange Commission in connection with the issue and placement of such negotiable obligations in the U.S. market, all relevant information to be filed under the terms of the applicable laws must be clear and accurate. MC has implemented proceedings aimed at ensuring that all information to be filed is duly filed. MC officers are responsible for the delivery of the information and for the completeness and clarity thereof.

      2.1.8.    Confidential Information

      All employees must be aware of the following:

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      MC business is highly competitive and its strategies, methods, books, records and documents, technical information on products, equipment, services, processes, procedures, names or any other customer information and other information related to the Company's activities is confidential information and constitutes a very valuable trade secret and unique asset used by MC in its business.

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      MC complies with all confidentiality obligations derived from the regulations to which it is subject.

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      The protection of this confidential information and trade secrets against its unauthorized use and public dissemination is of the utmost importance to MC.

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      Employees may not disclose or use the confidential information or trade secrets except to comply with their obligations within MC.

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      In some cases, MC employees have access to or become aware of confidential information or trade secrets of customers, suppliers, partners or shareholders. Each employee must preserve and protect in the same way the confidentiality of this kind of third party information, unless it has been obtained as a result of a professional journalistic work.

      No person having access to confidential information of the Company may use it for personal purposes or disclose it within or outside the Company to any unauthorized source or person.

      Any non-public information obtained as a result of being employed by the Company, including information about customers, competitors, suppliers, research activities, acquisitions or projected sales may not be used by employees or any person related thereto for personal purposes.

      Therefore, it is the duty and responsibility of each employee, as producer, custodian, user and/or recipient of privileged information, to ensure that the information in his/her possession and/or under his/her control is accurately identified and kept according to the Company's rules and instructions.

      Any accidental disclosure of confidential information or any loss thereof may be as harmful as the intentional disclosure thereof; therefore, all necessary precautions must be taken to avoid such situations (for e.g., the destruction of all printed information to be discarded).

      2.1.9.    Protection of the Company's property

      The Company owns property including tangible assets and privileged information. The latter includes intellectual property and also the confidential information used by many employees for the development of their work.

      The protection of all these assets is essential and their loss, theft or improper use could be harmful to the Company.

      It is the responsibility of the employees not only to protect the property entrusted to them in connection with their functions, but also to contribute to the protection of the Company's assets. Therefore, it is necessary not only to take care of those assets, but also to know and respect safety procedures.

      Each employee shall be alert to any situation likely to lead to the loss, theft or improper use of MC's assets, and upon becoming aware of any such situation, he/she shall inform thereof to the person to whom he/she reports and to the responsible persons designated in the rules and procedures in force.

      In particular, remember:

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      To properly close offices, vehicles and buildings.

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      To restrict as much as possible the access to the offices where investment or financial projects and the bids in which the Company participates are analyzed, as well as to computer system areas.

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      To observe the rules and procedures in force, carefully identifying and inspecting parcels and registering personal property.

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      To avoid wastage and damages in the use of the Company's property.

      2.1.10.    Expression of opinions in public surveys

      When any employee expresses his/her opinion on public matters, he/she must do it in his/her individual capacity, never giving the impression that he/she is talking or acting on behalf of MC, unless he/she is formally authorized therefor.

      Any employee may, as citizen, participate in public activities and assume public offices. However, he/she must guarantee that there will be no conflict of interest (at that moment and/or in the future) between his/her work at MC and his/her public office, whether voluntary, elective or obtained by designation.

      2.1.11.    Bribery and bribery offers

      Any bribery offer, or any similar proposal or suggestion must be immediately informed to the supervisor of the involved person, who shall in turn immediately inform thereof to the Operating Practices Control or the Corporate Control Departments.

      The lack of notification of any bribery proposal or rejection by an employee will be deemed a serious lack of collaboration.

      2.1.12.    Performance—Doubts

      All MC employees have to faithfully observe all rules of ethics, business conduct and confidentiality, as well as all provisions related thereto, as an indispensable condition to remain employed in the Company. In the event of doubt, employees are responsible for clarifying the situation with the person to whom they report.

      All Company members benefit from an environment of mutual respect and ethical conduct and therefore, should any employee become aware of any seemingly unethical conduct or any violation of the principles herein set forth, he/she is responsible for informing such situation to the persons to whom he/she reports, since those events are harmful to all the organization.

      No threats, reprisals or penalty measures are permitted against the employees involved in these clarification or reporting actions.

      2.1.13.    Annual sworn statement

      All employees must, immediately after the occurrence of any of the events set forth herein, inform by a reliable method and objectively of the event in which they are involved.

      If no communication is made during any calendar year, it will be expressly deemed that the employee represents not having been involved in any of the situations contemplated herein.

      2.1.14.    Enforcement Authority

      The observance of this Policy will be supervised by an Ethics and Conduct Committee formed by four (4) members: the General Manager (who shall chair the Committee), the Assistant General Manager, the Human Resources Manager and the Administrative Manager.

      The Committee will be formed in this way as of the effective date hereof. To the extent the MSO's organization structure is changed, the General Manager is hereby empowered to adjust the Committee's formation accordingly.

2.2.    Direct References

  Grupo Clarín's Action Guide.

2.3.    Responsibilities

  Ethics and Conduct Committee:

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  Supervise its performance.

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  Review the reports on any violations thereof.

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  Resolve which measures and penalties will be applied.

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  Answer questions relating to the Rule.

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  Propose the necessary amendments in order to maintain this Rule updated and fitting the Company's needs.

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  Keep all accusations received confidential, guaranteeing the safety and protection of the informant so that he/she is not subject to reprisals.

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  Send communications to employees in order to make them aware of and stress the importance of observing this Rule.

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  Issue the internal rules for its functioning.

  MC Employees

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  Get fully aware of this Policy.

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  Strictly observe this Policy.

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  Objectively inform if they are involved in any of the defined events.

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  Set the example for their dependants, ensuring that its principles are known and understood.

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  Not disclose any confidential information, whether by action and/or omission.

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  Protect and contribute to the protection of the Company's assets.

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  Inform to the person to whom they report and/or to the Ethics and Conduct Committee any irregular situations they become aware of.

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  Seek clarification in the event of doubts with the persons to whom they report.

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  Exhibit 11.1
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